Exhibit 99.1

TRANSITION SERVICES AGREEMENT

Transition Services Agreement (this “Agreement”) dated as of this ____ day of October, 2007, among MPC PRO, LLC, a Delaware limited liability company (“Buyer”) and GATEWAY, INC., a Delaware corporation (“Seller”) (together, the “Parties”).

RECITALS

WHEREAS, Purchaser and Seller are parties to an Asset Purchase Agreement dated as of September 4, 2007 (the “Purchase Agreement”), pursuant to which Buyer is purchasing from Seller certain assets and liabilities associated with Seller’s “Professional Division” and that portion of its “Consumer Direct” division that provides business-related products (collectively, the “Business”);

WHEREAS, in connection with and as a condition precedent to the closing of the transactions contemplated by the Purchase Agreement, Seller has agreed to provide certain transition services to Buyer on the terms and conditions hereinafter set forth, all as contemplated by the Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Services Provided.

(a)  Commencing on the Closing Date and during the term of this Agreement, Seller shall provide to Buyer the services described in the Schedules attached hereto (collectively, the “Services”) for the time period and to the extent specified with respect to each such Service in the applicable Schedule and upon the other terms and conditions set forth in this Agreement for the time period and to the extent specified with respect to each such service in the applicable Schedule and upon the terms and conditions set forth in the Agreement. All time periods specified in the Schedules commence on the Closing Date. For the avoidance of doubt, the Services set forth in the Schedules attached hereto shall be the only services of any kind that Seller shall be obligated to provide to Buyer pursuant to this Agreement. Notwithstanding the foregoing, under no circumstances shall Seller be obligated to (i) provide, or cause to be provided, any Services in a manner inconsistent with the manner in which such Services were provided to the Business prior to the Closing Date, except to the extent explicitly provided in an exhibit or (ii) increase, or cause to be increased, the amount or scope of such Services beyond the levels that were provided to the Business prior to the Closing Date, except to the extent explicitly provided in an exhibit.

(b)       Seller agrees to undertake certain buy/sell activity of components on behalf of Buyer in the course of providing the Services, which shall include the

(MP) 08481/006/TSA/TSA.doc

procuring of components from component suppliers and the selling of such components to Original Design Manufacturers (“ODMs”), in connection with and in support of the manufacture at such ODMs of finished goods that are being ordered from such ODMs by Seller for subsequent sale to Buyer (“Buy/Sell Activity”). The Buy/Sell Activity shall be conducted in a manner consistent with Seller’s buy/sell activities for the Business prior to the Closing Date.

(c)       Each of Seller and Buyer shall appoint a person to act as its project manager (each, a “Project Manager”) to deal with issues arising out of the performance of this Agreement and to discuss such issues with the other Party’s Project Manager as often as reasonably necessary or desirable in order to facilitate the orderly provision of the Services. The names of the Project Managers initially designated by the Parties are set forth on Exhibit 1. In the event that any of the individuals listed on Exhibit 1 (or such individual’s successor) shall cease for any reason to continue as a Project Manager, the Party for whom such individual served as Project Manager shall promptly, but in any event within 10 business days following the day such project manager ceased to serve as such, appoint a replacement Project Manager, and provide notice to the other Parties hereto of such individual’s name and appointment.

(d)       Seller shall have the right to retain third parties selected by Seller to provide Services on its behalf from time to time. The use or selection by Seller of any such third party shall be in Seller’s sole and absolute discretion and shall not be subject to approval by Buyer; provided that if requested by Buyer, Seller shall keep Buyer reasonably informed from time to time regarding any significant use of such third parties. Seller shall remain responsible, in accordance with the terms of this Agreement, for the performance of any Service it causes to be so provided by a third party.

(e)       Notwithstanding any other provision of this Agreement, in providing the Services, Seller shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of data to Buyer or any alternate supplier of services.

(f)        If Seller reasonably believes it is unable (i) to provide any of the Services because the provision thereof would result in a significant disruption of Seller’s operations or (ii) in the case of data systems, to support the function which the data system relates because of a failure to obtain necessary consents, licenses, sublicenses or approvals, the Parties shall cooperate in good faith to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the mutual satisfaction of the parties, Seller shall use commercially reasonable efforts to (1) continue providing the Service or (2) in the case of data systems, support the function to which the data system relates or permit Buyer to have access to the data system so that Buyer can support the function itself. To the extent an agreed-upon written alternative approach requires payment above and beyond that which is included in Seller’s

(MP) 08481/006/TSA/TSA.doc

charge for the Service in question, Buyer shall be responsible for such payment as a result of such alternative approach.

(g)       Notwithstanding any other provision of this Agreement, if a Buyer Default occurs and is continuing, Seller shall have no obligation to, and may in its sole discretion refuse to, provide Services and/or engage in Buy/Sell Activity. For purposes of this Agreement a “Buyer Default” shall be deemed to have occurred upon (i) the occurrence of any Event of Default under the Note (as such term is defined in the Purchase Agreement) or (ii) any failure by Buyer (or the Wells Fargo Business Credit operating division of Wells Fargo Bank, National Association, on behalf on Buyer) to pay any amounts due pursuant to any Invoice under this Agreement by the date that is five (5) Business Days after the date on which such payment is due, subject to the procedures regarding Invoice Objections set forth in Section 2(e) hereof. Whenever in this Agreement any Party is permitted or required to make a determination in its “sole discretion”, such Party shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting any other Party or person.

SECTION 2. Fees.

(a)       In consideration for the Services to be provided by Seller hereunder, Buyer shall pay to Seller a total fee of $6,150,000, payable as follows: (i) eight bi-weekly installments of $723,530 due on the second, fourth, sixth, eighth, tenth, twelfth, fourteenth and sixteenth Friday after the Closing Date and (ii) one payment of $361,760 due on the seventeeth Friday after the Closing Date.

(b)       If any Extended Services are provided by Seller pursuant to Section 3(a), Buyer shall pay to Seller $606,000 for each week or part thereof that Seller performs such Extended Services, payable on the Friday of every week during which such Extended Services are being performed.

(c)       Buyer shall reimburse Seller for all software license fees paid by Seller in the course of providing the Services that would not have been incurred by Seller but for the provision of Services to Buyer pursuant to this Agreement (“Incremental Software License Fees”). Prior to providing the Services, Seller shall provide Buyer with written notice setting forth the expected Incremental Software License Fees associated with providing such Services to Buyer. If Buyer provides written or verbal approval of such expected Incremental Software License Fees, Buyer shall pay the actual Incremental Software License Fees on the Friday following receipt by Buyer of a notice from Seller setting forth the amounts actually paid by Seller and amounts owed by Buyer hereunder. If Buyer does not approve of an expected Incremental Software License Fee, Seller may decline to provide any Services that Seller reasonably believes requires a software license for which Buyer has not agreed to pay the applicable Incremental Software License Fees.

(MP) 08481/006/TSA/TSA.doc

(d)       Buyer shall reimburse Seller for all Buy/Sell Activity undertaken by Seller in the course of providing the Services, as specified below:

(i)     Buyer shall reimburse Seller for all components, accessories and finished goods purchased by Seller on behalf of Buyer in the course of providing the Services, subject to a percentage markup over amounts paid by Seller for such items. Such percentage markup shall be (i) one-half percent (0.5%) during the first eight-week period following the Closing Date, (ii) one percent (1%) during the second eight-week period following the Closing Date and (iii) two percent (2%) thereafter. At the end of each Invoice Period, Seller shall estimate Buyer’s portion of the total purchased components, accessories and finished goods based on Buyer’s proportion of total product production being produced on behalf of Seller and Buyer by ODMs, with any product production that is in support of orders from Buyer deemed to be product that is produced for Buyer. Seller shall then apply the appropriate percentage markup to such estimated Buyer’s portion of the total purchased components, accessories and finished goods to determine an estimate of the total amount owed by Buyer to Seller for Buy/Sell Activity during such Invoice Period (the “Estimated Buy/Sell Total”). If the actual amount of purchased components, accessories and finished goods attributable to Buyer for an Invoice Period after applying the appropriate percentage markup to such amount (the “Actual Buy/Sell Total”) is less than the corresponding Estimated Buy/Sell Total, Seller will reimburse such difference to Buyer within 15 days after the date of the Invoice for the related Invoice Period.  If the Actual Buy/Sell Total is greater than the corresponding Estimated Buy/Sell Total, Buyer will reimburse such difference to Seller within 15 days after the date of the Invoice for the related Invoice Period.

(ii)  Buyer shall reimburse Seller for its portion of ODM layering charges, which shall be allocated to Buyer in proportion to its portion of the total product production produced on behalf of Seller and Buyer by ODMs. In the event that such ODM layering charges result in a credit to Buyer, such credit shall be reflected on the Invoice for the Invoice Period in which it is determined that a credit is due.

(iii) Buyer shall reimburse Seller for its portion of ODM charges for excess and obsolete components, which shall be allocated to Buyer where such excess and obsolete components were ordered for Buyer’s product production (taking into consideration any production decommits from Buyer).

(iv) Buyer will reimburse Seller for its portion of those charges associated with the movement and storage of components, accessories and finished goods, including but not limited to transportation, warehousing and handling cost. Buyer’s portion of such charges shall be allocated to Buyer in proportion to Buyer’s proportion of the total product production

(MP) 08481/006/TSA/TSA.doc

produced on behalf of Seller and Buyer by ODMs, with any product production that is in support of orders from Buyer deemed to be product that is produced for Buyer.

On the fifth business day following the Closing Date, and at the end of each week thereafter for so long as Seller performs Services for Buyer under this Agreement (each, an “Invoice Period”), Seller will provide a statement to Buyer, listing in reasonable detail the buy/sell activity undertaken by Seller hereunder and listing the amounts paid by Seller and amounts owed by Buyer hereunder (each, an “Invoice”).

(e)       If Buyer disagrees with the amount set forth on an Invoice, Buyer shall send to Seller a reasonably detailed written notice of such disagreement (the “Invoice Objection”) no later than the 10th day after the date of the Invoice, in the case of an Invoice for freight costs or service costs and no later than the 25th day after the date of the Invoice, in the case of any other Invoice. Notwithstanding any Invoice Objection made by Buyer, Buyer shall in any event pay any portion of the amount set forth on the Invoice with which it agrees no later than the 15th day after the date of the Invoice, in the case of an Invoice for freight costs or service costs, and no later than the 30th day after the date of the Invoice, in the case of any other Invoice, to the extent that such amount is not paid in accordance with the terms of the Intercreditor Agreement referenced in Section 10.09 of the Purchase Agreement (the “Intercreditor Agreement”). If no Invoice Objection is received by Seller by the applicable date set forth in the first sentence of this Section 2(e), such Invoice shall be deemed final and conclusive and agreed to by Buyer, and Buyer shall pay the full amount of such Invoice by the applicable date set forth in the second sentence of this Section 2(e). Buyer and Seller shall resolve any Invoice Objection and any other disputes or disagreements relating to Invoices in accordance with the procedures provided for in Section 7.

(f)        The Applicable Gateway Weekly Payoff Amount (as defined in the Intercreditor Agreement) that Seller shall provide in the applicable weekly statement to Wells Fargo, National Association (“Wells Fargo”) under the Intercreditor Agreement shall be the amount specified as payable by Buyer on the Invoice for the related week; provided that Seller may, in its sole discretion, increase the Applicable Gateway Weekly Payoff Amount to be included in any applicable weekly statement provided to Wells Fargo pursuant to the Intercreditor Agreement by any amount payable by Buyer to Seller in respect of Services, Extended Services or Incremental Software License Fees that is not paid when due under this Agreement (in each case without duplication in any subsequent weekly statement provided to Wells Fargo).

(g)       If on any date there exist amounts that would otherwise be payable by Buyer to Seller in respect of Services, Extended Services, Incremental Software License Fees or any Invoice, on the one hand, and amounts under any agreement that would otherwise be payable by Seller to Buyer, on the other hand,

(MP) 08481/006/TSA/TSA.doc

then, on such date, either party may elect to set-off such amounts by written notice to the other party, upon which each party’s obligation to make payment of such amounts will be automatically satisfied, discharged and replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger amount over the smaller aggregate amount.

(h)       Late payments shall bear interest at a rate of 8% per annum, compounded monthly.

(i)        If the total value of (x) the value of the Net Inventory Minus Liabilities, as determined on the Final Net Inventory/Liability Statement plus (y) $[?] (representing the amount paid by Gateway Computers, Inc. to Quanta Computers Inc. (“Quanta”) to purchase the 40% membership interest in Gateway Pro Partners, LLC owned by Quanta) minus (z) the total amount of Customer Prepayments as of the Closing Date in respect of which Buyer is assuming Liabilities to deliver Products or perform services pursuant to Section 2.01(g) of the Purchase Agreement is less than $21,800,000, then Seller shall credit the difference between $21,800,000 and such total value against Buyer’s payment obligations hereunder.

SECTION 3. Term.

(a)       This Agreement shall continue in effect until the latest expiration date specified for a Service in any Schedule hereto (or such other date as may be agreed to in writing by the Parties) (the “Expiration Date”), unless earlier terminated in accordance with Section 3(b) or Section 3(c) below; provided that if Buyer desires a continuation of the term of this Agreement beyond the Expiration Date (or such other applicable expiration date specified for a Service in a Schedule hereto) and Buyer notifies Seller within 30 days prior to the Expiration Date (or within 30 days prior to the expiration date specified in the relevant Schedule), Seller agrees to negotiate with Buyer in good faith regarding an extension of the term of the Services, provided that Seller shall be under no obligation to provide any extension under this Section 3(a) and may extend or not extend the term of the Services in its sole discretion. If the Parties agree to extend the term of this Agreement beyond the Expiration Date, regardless of the cause, Buyer shall pay Seller for such services (the “Extended Services”) such amounts as determined in accordance with Section 2(b).

(b)       Beginning on the date that is 17 weeks after the Closing Date, Buyer may terminate this Agreement or any Service to be provided hereunder for any reason at any time upon at least 30 days’ prior written notice to Seller. For the avoidance of doubt, prior to the date that is 17 weeks after the Closing Date, Buyer shall not be permitted to terminate this Agreement except pursuant to Section 3(c) below. Notwithstanding termination of this Agreement or any Service by Buyer pursuant to this Section 3(b), Buyer shall remain liable for all fees outstanding pursuant to Section 2 hereof.

(MP) 08481/006/TSA/TSA.doc

(c)       Notwithstanding anything to the contrary contained herein, (i) Buyer may terminate this Agreement in whole or in part at any time in the event of any material breach or default by Seller of any of Seller’s obligations under this Agreement and the failure of Seller to cure, or to take substantial steps towards the curing of, such breach or default within 30 days after receipt of written notice from Buyer requesting such breach or default to be cured; and (ii) Seller may terminate this Agreement in whole or in part at any time in the event of any material breach or default by Buyer of any of Buyer’s obligations under this Agreement and the failure of Buyer to cure such breach or default within 30 days after receipt of notice from Seller requesting such breach or default to be cured.

(d)       Upon termination of this Agreement or upon the Expiration Date, if such date has not been extended, Seller shall retain all books and records, or copies thereof, pertaining to the business of Buyer used or generated in the course of the provision of Services hereunder. Thereafter, Seller will have the right to dispose of such books and records, but will not do so within two years of expiration or termination of this Agreement unless it has given Buyer at least 30 days’ prior notice of such disposition and the reasonable opportunity, to the extent practicable, to have such books and records copied or delivered to Buyer at Buyer’s expense. If requested by Buyer and subject to Section 6 of this Agreement, Seller will afford Buyer reasonable access to such books and records during normal business hours at Buyer’s expense and will permit Buyer at its expense to copy or to take original copies of such books and records to the extent such books and records pertain solely to Buyer’s businesses and to copy such books and records to the extent such books and records pertain to Buyer’s businesses only in part.

SECTION 4. Indemnification.

(a)       Seller shall indemnify and hold harmless Buyer, its successors and Affiliates, and their respective officers, directors, employees, shareholders and agents from and against all damages, losses, liabilities and expenses (including reasonable attorneys’ fees) in connection with any action, suit or proceeding involving a third party claim (“Damages”) directly arising from the willful misconduct of Seller in connection with the provision of Services by Seller to Buyer; provided, however, that in the event that Damages arise out of the willful misconduct of both Seller and Buyer, Seller shall not be required to indemnify or hold harmless Buyer to the extent that the Damages are caused by the willful misconduct of Buyer. Seller’s liability under this Section 4(a) shall be subject to the provisions of Section 4(c) and shall not, in the aggregate, exceed the aggregate amount of fees received by Seller under this Agreement.

(b)       Buyer shall indemnify and hold harmless Seller, its successors and Affiliates, and their respective directors, employees, shareholders, and agents from and against any and all Damages directly arising from the willful misconduct of Buyer in connection with the provision of Services by Seller to Buyer; provided, however, that in the event that Damages arise out of the willful

(MP) 08481/006/TSA/TSA.doc

misconduct of both Seller and Buyer, Buyer shall not be required to indemnify or hold harmless Seller to the extent that the Damages are caused by the willful misconduct of Seller. The liability of Buyer under this Section 4(b) shall be subject to the provisions of Section 4(c).

(c)       NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) OF THE OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR RESPECTIVE AFFILIATES, AS A RESULT OF OR ARISING FROM THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE.

(d)       Seller shall not be responsible for the correction of any erroneous data provided by Seller in the course of providing the Services unless Buyer requests in writing the correction of such data within 90 calendar days of the provision by Seller to Buyer of such data.

(e)       In the event any liability arises from the performance of Services hereunder by a third party contractor, Buyer shall be subrogated to such rights, if any, as Seller may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of Seller.

(f)        The procedures, but none of the monetary thresholds or limitations, contained in Section 11.05 of the Purchase Agreement shall govern indemnification under this Section 4.

SECTION 5. Independent Contractor; No Partnership.

(a)       Seller shall, in its sole discretion, select the Seller employees to provide services hereunder on a basis consistent with Seller’s past practice, and such individuals shall not be deemed to be employees of Buyer. All work performed hereunder by Seller shall be performed by Seller as an independent contractor.

(b)       Notwithstanding anything herein to the contrary, no partnership or joint venture has been, or under any circumstances shall have been deemed, created in or by this Agreement or as a result of the provision of Services hereunder.

(c)       Except as specifically set forth in this Agreement or as otherwise explicitly provided in a writing signed by the Parties, none of the Parties shall have any authority or authorization, of any nature whatsoever, to speak for or bind the other.

(MP) 08481/006/TSA/TSA.doc

SECTION 6. Use of Information, Confidentiality. As a result of the provision of Services to Buyer hereunder or any access to books and records contemplated by this Agreement or otherwise after the performance of this Agreement, the Parties hereto and their respective Affiliates may receive, have access to or obtain Confidential Information relating to any other Party. Each of the Parties shall, and shall cause each of its Affiliates to, (i) keep confidential any such Confidential Information, except to the extent such information (a) is or becomes public, except through the disclosure of such information by any Party or any of its Affiliates; (b) becomes available to any Party or any of its Affiliates from a third party that is not, to the knowledge of such Party, required to keep such information confidential; or (c) is required to be disclosed by any Party or any of its Affiliates pursuant to any law, rule, regulation or court order; provided that, to the extent consistent with that law, rule, regulation or court order, such Party or the relevant Affiliate shall give the other Party or Parties prior notice of that impending disclosure and the opportunity to object to or minimize that disclosure; (ii) distribute any such Confidential Information only to those of its own employees and officers and agents who have a reasonable need for it; and (iii) not use such Confidential Information in any manner except for the purpose provided.

“Confidential Information” means any information concerning the businesses and affairs of a Party or any of its Affiliates, regardless of whether such information is specifically identified as “confidential”, including but not limited to all trade secrets and other proprietary and confidential information relating to such Party or any of its Affiliates or their businesses, including products, formulas, processes, designs, computer data or programs, know-how, data, data systems and related procedures and documentation, existing and prospective customer, vendor and supplier lists and files, agreements and contracts, documents, methods of conducting business, financial and accounting statements and records, business plans, budgets and projections, prospective customer proposals, technical information, marketing materials and concepts, methods for developing and maintaining business relationships with customers and prospective customers, and any information otherwise designated as Confidential Information by such Party or any of its Affiliates.

SECTION 7. Dispute Resolution Procedure.

(a)       In the event of a dispute or a disagreement under this Agreement or any Schedule hereto, the Parties’ respective Project Managers shall use reasonable efforts to resolve the matter through conference calls, face-to-face meetings and/or other communications. The entire escalation and resolution process shall be completed in fewer than 20 calendar days; provided, however, that the Project Managers shall have the discretion to agree in writing to extend this time period. The written agreement to extend the time period shall include a revised time period. If after 10 days the disagreement or dispute is not resolved to the Parties’ mutual satisfaction, the disagreement or dispute shall be escalated to the senior

(MP) 08481/006/TSA/TSA.doc

management of the Parties, which shall have an additional 10 calendar days to resolve the matter, subject in each case to extension as provided above.

(b)       If the senior management of the Parties are not able to resolve a disagreement or dispute within 20 calendar days after initiation of the procedures provided for in this Section (subject to extension as provided above), either Party may pursue any remedy available to it under this Agreement or as permitted by law.

SECTION 8. Assignment; Non-Exclusive.

(a)       This Agreement is not assignable by any Party without the express prior written consent of the other Party hereto, and any such unauthorized assignment or transfer will be void.

(b)       Without in any way limiting the obligations of the Parties under this Agreement, Seller agrees that Buyer may enter into agreements with other Parties for the provision of any Services provided by Seller hereunder.

SECTION 9. Notices. All notices and other written communications hereunder shall be in writing and shall be given as follows:

If to Seller, to:

Gateway, Inc.
765 Irvine Center Drive
Irvine, CA 92618-2930
Attention: Chief Financial Officer
Facsimile No.: (949) 471-7014

with a copy to:

Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025
Attention: Mischa Travers
Facsimile No.: (650) 752-2111

If to Buyer, to:

MPC Corporation
906 East Karcher Road
Nampa, Idaho
Attention: Chief Financial Officer
Facsimile No.: (208) 893-7218

(MP) 08481/006/TSA/TSA.doc

with a copy, to:

Holland & Hart LLP

101 S. Capitol Blvd., Suite 1400

Boise, ID 83702

Attention: Brian T. Hansen

Facsimile No.: (208) 343-8869

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 11. Severability. If any term of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

SECTION 13. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS BETWEEN THE PARTIES CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF. THIS WAIVER IS IRREVOCABLE AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF

(MP) 08481/006/TSA/TSA.doc

LITIGATION, THIS AGREEMENT MAY BE FILED WITH THE COURT AS A WRITTEN CONSENT TO A TRIAL WITHOUT A JURY.

SECTION 14. Schedules. The schedules to this Agreement (collectively, the “Schedules”) are deemed a part of this Agreement and are subject to all of the provisions herein (including without limitation Section 4 hereof).

SECTION 15. Entire Agreement; Modification; Waivers. This Agreement and the Schedules attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to Services. This Agreement and the Schedules attached hereto may not be altered, modified or amended except by a written instrument signed by all affected parties. The failure of any Party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

SECTION 16. Inconsistency. In the event of any inconsistency between the terms of this Agreement and any of the Schedules hereto, the terms of this Agreement (other than the Expiration Date of particular Services and the charges for those Services contained in the Schedules) shall control unless the conflicting Schedule term specifically states that it is intended to override a term of this Agreement.

SECTION 17. Defined Terms. Defined terms used, but not defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

SECTION 18. Force Majeure. Notwithstanding anything to the contrary in this Agreement, performance or provision of Services by Seller or any third-party selected by Seller as provided herein and receipt thereof by Buyer under this Agreement may be suspended or curtailed without liability to Seller or any of its Affiliates to the extent, and for so long as, any event (“Force Majeure Events”) that is beyond the reasonable control of Seller or any third party selected by Seller as provided herein (as applicable, the “Non-Performing Party”), including but not limited to the following events, prevents or makes commercially impracticable the performance of any obligation hereunder of the Non-Performing Party: (i) acts of God, the elements, epidemics, explosions, floods, tornadoes, hurricanes or other windstorms, landslides, lightning, earthquakes, fires, storms or floods; (ii) labor trouble consisting of strikes, walk-outs, injunctions or any other similar actions (whether or not within the reasonable control of the Non-Performing Party; it being understood and agreed that the settlement of strikes, walk-outs, injunctions and any other similar actions shall be entirely within the discretion of the Non-Performing Party); (iii) inability, despite the commercially reasonable efforts of Seller, which shall not include expenditure by Seller of any significant additional amounts that are not reimbursed by Buyer, to obtain material, equipment, utilities or transportation; (iv) a failure or breakdown,

(MP) 08481/006/TSA/TSA.doc

despite the commercially reasonable efforts of Seller, which shall not include expenditure by Seller of any significant additional amounts that are not reimbursed by Buyer, of equipment or machinery, fiber optic cable cuts, or interruption or failure of telecommunication, electrical or digital transmission links; (v) national defense requirements, war, revolution, terrorism, blockades, insurrections, sabotage, riots, arrests and restraints of the government, either federal or state, civil or military; or (vi) any applicable law, regulation or rule or the enforcement thereof by any governmental or regulatory agency having jurisdiction, that shall prevent the Non-Performing Party from performing or providing any Service, or shall limit the Non-Performing Party’s ability to perform or provide such Service, or any such agency shall notify the Non-Performing Party of its intention to fine or penalize the Non-Performing Party or otherwise impede or limit the Non-Performing Party’s performance or provision, or ability to perform or provide, such Service. Any delay, limitation or failure of performance by the Non-Performing Party due to one or more Force Majeure Events shall not be deemed a breach of or failure to perform under this Agreement or any part hereof and this Agreement shall otherwise remain unaffected; provided that (i) Buyer may terminate any Service that remains so interrupted for more than 60 days pursuant to Section 3 and (ii) Buyer shall have no obligation to pay for any Services not received as a result of any Force Majeure Event.

(MP) 08481/006/TSA/TSA.doc

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GATEWAY, INC.
By:	/s/ John Goldsberry
Name: John Goldsberry
Title: SVP & CFO

MPC-PRO, LLC By: MPC Corporation, Manager
By:	/s/ Curtis Akey
Name: Curtis Akey Title: Chief Financial Officer, Secretary

[Signature Page to Transition Services Agreement]

(MP) 08481/006/TSA/TSA.doc

Exhibit 1

Project Managers

Buyer:	[	]

Seller:    [        ]

(MP) 08481/006/TSA/TSA.doc

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Transition Governance
Greg Salley	Transition Governance

•      Gateway will maintain a single point of contact with authority to manage all Gateway resources in the performance of transition services.

•      Gateway will maintain project leads within each functional area to monitor and manage progress against the transition project plan

•      Gateway will maintain an issue escalation and resolution process through senior management to manage disputes and issues according to the terms of the Purchase Agreement.

17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Operations
Kyle Price	New Product Introduction (NPI)

•      Validate MRD complete

•      Manage POR development and release

•      Identify EOL products and develop EOL management plan

•      Facilitate design readiness review

•      Conduct Develop Phase Review

•      Assure all Readiness reviews complete (material, manufacturing, service, etc...)

•      Conduct MP/Launch Phase Review

4 weeks (30 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Troy Pliska	Supply Planning

•      Oversee/monitor PRO new product and feature launch “assumptions” and changes to existing offering/promos to ensure material feasibility

•      Interface and collaborate with PRO forecasting team to provide intelligence driving the forecast

•      Develop PRO MPS/supply plan and pass to ODMs/GCC

•      Manage Clear to Build (CTB) and daily shortage allocation and procurement escalation

•      Support ODM prioritization and allocation

•      Services Includes PRO: DT, NB, SVR, MON, and ACCY

6 weeks (42 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Pliska	Configuration/Product Data Management

•      PRO Part creation, setup, maintenance

•      PRO AML creation, setup, maintenance

•      PRO Sales BOM creation, setup, maintenance

•      PRO Configuration rules setup and maintenance

•      GCC Mfg BOM creation, setup, and maintenance

•      Web Config “technical merchandizing” – presentation/organization of core system and options

•      “What’s Changing” document creation and management to feed the web and downstream process

•      Config Sheet development and maintenance for PRO contract compliance

•      PRO product technical spec creation and management

•      Includes system setup for Agile, JDE, GPS (OC 1.5, 2.0, 2.4), GCC QSAP

17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Kyle Price	Quality	• Filed escalation support • Manufacturing issue support • Product HOLD and Deviation management • Manufacturing improvement support • Vendor 8D management	10 weeks (70 days) 17 weeks (120 days) for data flow process
Randy Johnson	Trading Company ROHS compliance

•      Initiate RFI for new components

•      Validate conformance to ROHS standards

•      Request material composition and test reports for conformance

•      Submit composition, test and certification reports to configuration management

10 weeks (70 days)
Randy Johnson	Co-marketing, supplier funding, tracking and collection	• Tracking of units purchased by commodity • Coordinate rebate amounts through Finance • Follow up Billing/Collection	17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Randy Johnson	Finished goods procurement – monitors, monitor build planning and ODM management.

•      Forecasting of monitor requirements for CTO demand

•      Monitor IML inventory & reconcile against forecasted demand

•      Forecast material requirements in support of monitors

•      PO’s to support CTO build requirements

17 weeks (120 days)
Randy Johnson	Pro Accessory procurement for IML and EDI accessories	• Forecasting of accessory requirements • Monitor IML inventory against forecasted demand • Release PO’s to support accessories • Manage supplier expedites	17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Troy Pliska	Supply Planning	• Extended lead time management for PRO delivery date promising tool. (JDE & OC). • Service includes PRO: DT, NB, SVR, MON, and ACCY	17 weeks (120 days)
Randy Johnson	Trading Company

•      Evaluate CTO requirements MPS

•      Forecast consolidated requirements to suppliers

•      Monitor CTB for supply issues & reconcile against latest MPS

•      Release purchase orders for CTO buy/sell components

•      PO delivery & close out

•      Monitor COA inventory & aging

•      Maintain COA Pos to support build requirements

17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Randy Johnson	E and O Trading company

•      Update E&O report with current market value

•      ODM interface, collection, assembly of parts liability files across CTO ODMs

•      E&O reserve database management

•      Quantity risk assessment

•      Market recovery % assessment

•      Reserve setting

•      E&O disposition management & execution

•      E&O PO/SO liquidation and management

•      E&O disposition on-site physical count, PN verification, condition inspection, scrap verification

17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Troy Pliska	E&O ODM Owned

•      ODM interface, collection, and assembly of part liability files across all CTO ODMs

•      E&O reserve database management

•      Quantity “risk” assessment

•      Market recovery % assessment

•      Reserve setting

•      E&O disposition management and execution

•      E&O PO/SO liquidation creation and management

•      Includes both ODM owned-GTW liable and GTW owned at IML inventory liabilities

•      E&O disposition on-site physical count, PN verification, condition inspection, scrap verification

17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Kyle Price	Product Qualification

•      Component Qualification (MB, Opticals, HDD, Chassis, PS, Video, add-on, etc...)

•      System Qualification

•      Pilot Golden Sample review

•      Bug list management

•      MP release support

•      Sub part quality support

12 weeks (84 days)
Kyle Price	Develop Operations	• Process DCR, sign-off in Agile, route • Implement DCR • Create & submit CCO for part & BOM creation • Create & submit AML for parts & BOM • Move to production	6 weeks (42 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Troy Pliska	Quote management, cost set-up, PO audit

•      Interface and development of A part cost roadmap to suppliers

•      PRO system/feature ODM quote development (GCC) and review/audit (ODM)

•      PRO system/feature cost setup and control

•      PRO price / invoice (PPV) variance tracking and analysis

•      PRO 856/810 EDI workbench monitoring and resolution

17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Troy Pliska	Pro CTO ODM management	• Monthly RFQ with Quanta & Arima • Evaluate BOM quotes against VE costs • Evaluate monthly layering • Authorize layering	17 weeks (120 days)
Dave Schroeder	Inventory Management	• Inventory systems support • BAX management	17 weeks (120 days)
Dave Schroeder	Traffic & Logistics	• Support GCC & ODM relationship through partial transition period	17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Information Technology Services			17 weeks (120 days)

Responsible parties: Ger Purcell; Timm Hoffman; Hani Yassin

Information Technology services will only include break/fix, application support and maintenance and data extracts will be performed on a commercially reasonable effort basis.

•	This agreement will exclude all enhancements or new project efforts on behalf of Mozart
•	Table below outline help desk severity levels and response times:

After Transition period begins; Gateway will set up Help Desk Services to provide Mozart with issue management, coordination, and resolution.  Gateway will provide appropriate personnel for a Help Desk that provides Mozart 24-hour centralized technical assistance seven days a week.

Help Desk Service Levels are as follows:

Severity Levels

One

The outage terminates the operations of any installation and any workstations comprised therein or the outage corrupts any database used in conjunction with the Software or major function of normal operation and use of the Software has become unusable and there is no workaround available.

Two	A major function in normal operation and use of the Software has become unstable and there is an awkward work-around or any other function has become unworkable and there is no known work-around
Three	A major function has become unworkable and there is an effective workaround
Four	No functional impact on software

a)	The Gateway Help Desk will log all calls taken, be responsible for problem resolution and call escalation reporting.

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

b)         The Gateway Help Desk will monitor un-escalated/unresolved calls and communicate to Gateway immediately.  Status information on all calls will be maintained by and can be obtained from the Gateway Help Desk.

c)         The Gateway Help Desk will initiate escalation of unresolved calls to the appropriate responsibility level as designated by Gateway for resolution.

Time to Start and Target to Fix Times for each Severity Levels

One

Time to Respond: 15 minutes

Time to Start: 0 to 2 hours

Target to Fix: 6 hours

First update will be provided within 1 hour of initial call

Further updates will be made every 2 hours

Resolutions will be documented and provided back within 24 hours of resolution

Two

Time to Respond: 15 minutes

Time to Start: 0 to 4 hours

Target to Fix: Less 24 hours

First update will be provided within 1 hour of initial call

Further updates will be made every 2 hours

Resolutions will be documented and provided back within 24 hours of resolution

Three

Time to Respond: 15 minutes

Time to Start: Less than two days

Target to Fix: Less than seven days

First update will be provided within 1 hour of initial call

Further updates will be made every 4 hours

Resolutions will be documented and provided back within 24 hours of resolution

Four	Time to Start: Next Update/Patch Target to Fix: Next Update/Patch

a)	Mozart will provide appropriate security rules for validating user access to Help Desk Services.

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

b)         Mozart will provide to Gateway appropriate access to any data reasonably necessary to assist in the security validation process.

c)	Mozart will provide escalation points and contacts at Gateway for the Help Desk.

Gateway will provide application access to those resources transitioned as of the effective date of the Purchase Agreement. Additional requests for access must be approved by a central point of contact within Mozart and are subject to approval by the Gateway business application owner and IT security management.

There will be a scheduled maintenance window for applications and servers of approximately four hours per month. Generally, one week’s notice will be provided. However, Gateway reserves the right to perform maintenance as required to ensure proper function of the systems.

Gateway will continue to provide the current level of disaster recovery support to all in-scope applications.

Gateway will create data extracts to support the transition of services. Requests for data must be submitted by a central point of contact within Mozart and is subject to the approval of the appropriate Gateway business owner.

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Web	Gateway Select
Bart Brown Gregg Goodman	New Account Setup	Manage the setup and deployment of new Gateway Select sites based on requests from the Sales Team	0 weeks
Bart Brown Gregg Goodman	Issue Resolution	Manage and work with IT/Marketing Ops on Gateway Select issues identified by the Sales Team	17 weeks (120 days)
Bart Brown Gregg Goodman	Gateway Select Admin Training	Provide 5 day intensive training to Mozart on Gateway Select administration	1 weeks (7 days)
Bart Brown Gregg Goodman	Gateway Select Rep Training	Provide monthly training classes on Gateway Select to Sales Team	0 weeks
Bart Brown Gregg Goodman	Gateway Select Roadmap	Provide Mozart with Gateway Select Roadmap documentation. Conduct a 2 day Roadmap review with Mozart team	0 weeks
eMarketplace
Bart Brown Gregg Goodman	New Account Setup	Manage the setup and deployment of new eMarketplace sites based on requests from the Sales Team	0 weeks
Bart Brown Gregg Goodman	Issue Resolution	Manage and work with IT/Marketing Ops on eMarketplace issues identified by the Sales Team	17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Greg Goodman	ISM	Transition ISM & provide Docs.	1 weeks, (7 days)
Web	Gateway .com
Bart Brown Gregg Goodman	New Product Introductions	Support the launch of new products for Professional Direct (Government, Education, Medium/Large Businesses) on Gateway.com through Gateway’s existing NPI process.	0 weeks
Bart Brown Gregg Goodman	Microsite development	Support the launch of product/services microsites on Gateway.com.	0 weeks
Bart Brown Gregg Goodman	Promotions	Manage the on-going merchandizing (coupons, banner ads within Gateway.com) for Small Business	0 weeks

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Financial Services
Neal West	New customer Set up	This Service will be done Mozart resources effective Day 1	None
Neal West	Customer Record Maintenance	This Service will be done Mozart resources effective Day 1	None
Neal West	Customer Credits Maintenance	This Service will be done Mozart resources effective Day 1	None
Neal West	Sales order holds management	This Service will be done Mozart resources effective Day 1	None
Neal West	Customer invoice services	This Service will be done Mozart resources effective Day 1 Gateway will provide Invoice data Output file to Mozart for their processing, printing and distribution. See Assumptions!	None
Neal West	Invoice to Mozart for products shipped and other Bill through items	Bill will be accumulated and produced to Mozart products sold to Mozart and service provided to Mozart as a bill through process	17 weeks (120 Days)
Neal West	Accounts receivable services (Trade sales)	Gateway resources moving to Mozart will be responsible for this task.	None

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Neal West	Accounts receivable services (Buy /Sell) and Mfg goods	Adjustments required for Buy/sell and Manufactured goods activity	17 weeks (120 Days)
Neal West	Accounts receivable services Collections	Gateway resources moving to Mozart will be responsible for this task. (See SOX security assumption)	None
Neal West	New Inventory Vendor Set Up

Mozart transition resources will provide this function .This is anticipated to have very limited activity because inventory tracking and management will be the only Mozart vendor activity to continue on JDE. (See SOX Security assumption)

None
Neal West	Non Inventory new vendor set up or vendor records Maint.	Not anticipated to be processed on JDE.	None
Neal West	Inventory Vendor Maint.

Mozart transition resources will provide this function .This is anticipated to have very limited activity because inventory tracking and management will be the only Mozart vendor activity to continue on JDE. (See SOX Security assumption)

None

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Neal West	Service Inventory Accounts payable Invoice logging/vouchering

It is anticipated that other than service parts inventory there should be no need to process invoices for Mozart on JDE. Invoices for Inventory will be processed on JDE as they match to related receipts, this will be done via employees moving to Mozart staff on Day1.

None
Neal West	Non-inventory Accounts payable Invoice logging/vouchering

It is anticipated that other than service parts inventory there should be no need to process invoices for Mozart on JDE. All invoice that are Mozart’s responsibility that are not for service inventory are to be forward to resources that will voucher these bills their existing ERP or payment processing system.

None

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Neal West	Accounts payable Payment processing

Gateway will process invoices for ODM purchases. Buy/sell products, Freight and other services. As such gated will process payments and route disputed pricing to the appropriate resources to resolution. Limited to ACH or Wires.

17 weeks (120 Days)
Neal West	Commission tracking data extract and delivery service

Gateway will provide to Mozart data that is currently extracted from sale activity to calculate Sales commissions. It is assumed that all employees will stay in the same groupings that currently exist that support the current Commission Calculation.

17 weeks (120 Days)
Neal West	Contract compliance reporting	This is assumed to a transitions service from Gateway utilizing Gateway resources while the sales are processed on JDE.	17 weeks (120 Days)
Neal West	Accounting to royalties	This will move to Mozart along with the resources assigned to this function after the GCC inventory is moved. Estimated time is 4 weeks after Day 1.	4 weeks (30 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Neal West	Inventory accounting services

Gateway will be responsible for establishing, maintaining and monitoring inventory including physical inventory, inventory reconciliation and adherence to SOX controls during the transitions period. For inventory accounted for on the JDE inventory system.

17 weeks (120Days)
Neal West	Inventory Costing services

Gateway will be responsible for establishing and maintaining standard cost for all parts process on JDE. For parts source solely in support of products transitioned to Mozart these cost will be provided by Mozart. For common parts Gateway will use the current process for establishing Standard cost. See Assumption about Cost differences.

17 weeks (120 Days)
Neal West	Inventory finance product data management service

Gateway will be responsible for establishing and maintaining Product data management information related to proper accounting to products being sold by or supported by Mozart (includes Finance agile approval and set up).

17 weeks (120 Days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Neal West	Sales and use tax services	Mozart will file and report Sales tax associated all orders fulfilled on Mozart behalf	17 weeks (120 Days)
Neal West	Credit card transaction support

Assuming Gateway can process payment from credit card companies for companies other than Gateway related companies, Gateway will act as a Collection agent on this revenue associated with both Gateway and Mozart orders. The following day any collection of credit card payment made to Gateway on behalf of Mozart will be transfer via a wire payment to Mozart’s bank account.

17 weeks (120 days)
Neal West	Lockbox services

Since the order are to be processed under the existing Gateway company the Collection of funds related to these orders will be made by Mozart resources and on a daily basis ( the previous day’s applications of cash to Mozart order (order fulfilled after Day 0) will be process over to Mozart

17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Neal West	Vendor returns services

New and

Used - where possible Gateway will drive Mozart to serve as the Return to Vendor. However if Mozart does not have a relation ship with a given OEM Gateway we receive the Goods from Mozart and process these RTV submit the result of the RTV process to Mozart.

17 weeks (120 days)
Neal West	Service Billing reconciliation and Bill forward	Resources responsible for this function will transition to Mozart as a result this will not be a transition service from Gateway	None
Neal West	Internal audit	Mozart to provide their our resources to support any Internal or external Audit requirements	None
Neal West	Contract /Customer compliance	Mozart will be getting resources that Address these requirements and as a result Gateway will not be providing this as a Transition Service	None
Neal West	Office service	Gateway assumes that resources on the ground on Day 1 will continue to utilize Gateway office services for the period of time identified here.	17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Neal West	Data Retention (Day 1 and Forward)	Gateway assumes that resources on the ground on Day 1 will utilize Gateway data retention resources for the period of time identified here.	17 weeks (120 days)
Neal West	Data Retention (History)	We will provide historical required Doc over the next several months	None
Neal West	General Ledger	Gateway will provide resources to produce monthly Financial transactions Information on a monthly basis.	17 weeks (120 Days)
Neal West	Transportation billing	Gateway will continue to receive all billing for transportation. Subsequently allocate will be based on the shipment in associated with Mozart defined in the billing detail	17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
CC & S
Cherie Brinkerhoff	Warranty obligation transfer	Provide list of install base customers, service entitlements for in warranty and lifetime support obligations	2 weeks (14 days)
Cherie Brinkerhoff	Buy Sell of inventory from Mozart to/from Gateway warehouse	Buy & sell services of inventory to/from Mozart warehouse during inventory planning & forecasting development, to help build inventory accuracy from first phase of inventory transfer	14 weeks (92 days)
Cherie Brinkerhoff	Service Depot Customer & invoice	Manage service depot transactions during phase I until integration to separate Mozart from Gateway dispatches is complete	17 weeks (120 days)
Cherie Brinkerhoff	COA management	COA management	4 weeks (30 day)
Cherie Brinkerhoff	Call Routing Services (call management)	Tuvox call routing, telecom management services, TNT transfer of live calls that mis-route, serial # logic management	10 weeks (70 days)
Cherie Brinkerhoff	Onsite Dispatch	Onsite dispatch service – dispatch onsite services	0 weeks

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Cherie Brinkerhoff	Order Entry	Manage order exceptions that fail to integrate from Siebel to JDE, manage order kickbacks from JDE/Siebel due to order entry mistakes from tech agent	0 weeks
Cherie Brinkerhoff	Service Dispatch	Manage service depot repair exception issues, out of warranty billing, WIP management	0 weeks
Cherie Brinkerhoff	Manual Order flip of orders to Mozart Warehouse (for rpl fulfillment)	Manually flip orders to be filled out of Mozart Warehouse until all assets transitioned	17 weeks (120 days)
Cherie Brinkerhoff	NEW Claims processing	Reconcile claims weekly for NEW processing	0 weeks
Cherie Brinkerhoff	Invoice reconciliation	A. Vendors where Mozart establishes direct bill relationship B. Vendors where Mozart will not establish a relationship but provide service, GTW will bill through	A. 8 weeks (60 days) B. 17 weeks (120 days)
Cherie Brinkerhoff	Contact forecasting	Forecasting estimated number of voice & support events to meet contract requirements with partners for staffing requirements	6 weeks (42 days)
Cherie Brinkerhoff	Inventory Forecasting	Forecasting inventory requirements for warranty support	8 weeks (56 days)
Cherie Brinkerhoff	Procurement of inventory	Procurement of inventory & knowledge transfer	10 weeks (70 days)
Cherie Brinkerhoff	IBM Parts forecasting & Parts management	Parts forecasting for central and forward stock locations to support 2 & 4 hour	0 weeks

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Cherie Brinkerhoff	Service Readiness for products in pipeline to be launched	Service planning, SBOM setup, other readiness functions	0 weeks
Cherie Brinkerhoff	Training & content management	Ongoing weekly training development and management	4 weeks (30 day)
James Vick	Customer Satisfaction Surveys	Ongoing surveys conducted by 3rd party on customer satisfaction	0 weeks
James Vick	GRIT Management	Receiving exceptions processing of orders – issues where orders cant be received due to partial orders, incorrect items, system issues, etc	0 weeks
Cherie Brinkerhoff	Substitution Tables	Management parts substitution for parts issues/out of stock subs	0 weeks
Cherie Brinkerhoff	Gateway.com eSupport routing development	Development to route email & chats to Mozart	0 weeks
Cherie Brinkerhoff	Email & chat support	Continue email & chat support via outsourcing bill back	0 weeks
Cherie Brinkerhoff	Reporting & data analysis	Provide PRO reporting	0 weeks
Cherie Brinkerhoff	Physical Inventory Audit/management	Physical inventory of inventory transition	8 weeks (60 days)
Cherie Brinkerhoff	ERT	Provide Executive Routing Team escalation services	2 weeks (14 days)
James Vick	RTV	Provide RTV management services	4 weeks (30 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Products
Gary Elsasser Dennis Stone	Product roadmap support	Supply current product planning roadmaps and product PORs	4 weeks (30 days)
Gary Elsasser Dennis Stone	Microsoft waiver requirements (reporting, etc.)	Outline of existing S/W agreements.	2 weeks (14 days)
Gary Elsasser Dennis Stone	Software imaging knowledge transfer	Outline of S/W Imaging tools and deployment method.	17 weeks (120 days)
Gary Elsasser Dennis Stone	Software imaging support	Assist in issue resolution with respect to Image deployment.	17 weeks (120 days)
Gary Elsasser Dennis Stone	Maintain the list of products being licensed	Outline of licensed products	2 weeks (14 days)
Gary Elsasser Dennis Stone	Sustaining engineering services	Access to existing knowledge base and ongoing issue resolution	17 weeks (120 days)
Gary Elsasser Dennis Stone	Documentation	Needed documentation	2 weeks (14 days)
Gary Elsasser Dennis Stone	Display and Mobile	Engineering Knowledge transfer and continued support of the qualification process (specific to displays and mobiles)	17 weeks (14 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Segment Mkt.
Jeff Hodges	Forecasting	• Develop PRO ongoing demand plan (weekly basis) and pass to supply planning • Train Mozart representatives on processes and tools used in demand planning	6 weeks (42 days)
Jeff Hodges	Pricing and Configuration

•      Manage PRO new product and feature launch “assumptions” and changes to existing offerings

•      Interface with forecasting team to provide intelligence driving the forecast

•      Maintain pricing models and configuration / promotion roadmaps.

12 weeks (90 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Jeff Hodges	Segment Marketing	• Transition specific segment marketing initiatives and activities to Mozart’s marketing team. • Small Business • CCP • 1-to-1 Computing	2 weeks (14 days)
Jeff Hodges	Analytics	• Continue driving daily / weekly mgt. reporting / metrics • Support forecasting team in big deal pipeline mgt. and forecasting • Transition BI relationships to Mozart	8 weeks (60 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Facilities Support Services
Garry Jaquess Lazane Smith	Facilities Build-out Project Management	Gateway will plan and manage the initial facilities build-out.	17 weeks (120 days)
Garry Jaquess Lazane Smith	Facilities access

Gateway will maintain the physical security system for the Argentina building location. Additional requests for access will be approved by on-site Mozart management and submitted to the Gateway security manager for approval and implementation.

17 weeks (120 days)
Garry Jaquess Lazane Smith	Maintenance services	Gateway will continue to provide the current level of maintenance services to the physical plant until MPC relocates to the Argentina building. At that point, MPC will handle this service directly.	12 weeks (90 days)
Garry Jaquess Lazane Smith	Custodial services	Gateway will continue to provide the current level of custodial services to the physical plant	8 weeks (60 days)
Garry Jaquess Lazane Smith	Initial move of transitioned employees, furniture and equipment	Gateway will move the transitioned employees to the designated locations in the Argentina facility.	17 weeks (120 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Garry Jaquess Lazane Smith	Employee physical moves

On an on-going basis Gateway will perform physical moves & changes for the Argentina employees’ furniture & equip until MPC has completely relocated to the Argentina building.  At that point, MPC will handle this service directly.

12 weeks (90 days)

Project Symphony Transition Services Schedules with Mozart Changes

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Human Resource Services
Anitta Spenner Lazane Smith	HR	Requests for research, reporting, issues resolution and/or other HR Services that may be required to support MPC in a successful transition	6 weeks (42 days) Covering 2 payroll cycles

Project Symphony Transition Services Schedules

All Time Periods begin at Closing Date

(MP) 08481/006/TSA/TSA.doc

Project Symphony Transition Services Schedules

All Time Periods begin at Closing

Organization	Function	Scope of Service	Time Period
Marketing Communications & Training
John Carson	Advertising & Media

Program training & knowledge transfer

Assumption: No Advertising & Media personnel will transfer to Mozart

We will train on all key facets of Pro demand generation:

- Variable Demand Generation (operations)

- Budgeting, Planning

- Sales/Campaign Synchronization

- ROI expectations

- Variable Demand Generation (vehicles)

- e-Mail, Direct Mail, Search, Banner, Affiliates, Print, Catalogs

- Fixed Demand Generation (not including CRM)

- Vendors (expectations & contract status)

- CRM (transition of CMDB)

- Required Resources & Processes

- Database Management (Do Not Email process, CAN/Spam)

2 weeks (14 days)
John Carson	Sales Communications

Program training & knowledge transfer

Assumption: the NSC Sales Communications person (Jonathan Jansen) will become part of Mozart

We will train on the goals and process of managing all sales communications to both the inside and field sales people:

- Monthly Calendar

- Types and Content

- Schedule and approval process

0 weeks

Project Symphony Transition Services Schedules

All Time Periods begin at Closing

John Carson	CRM

Program training & knowledge transfer

Assumption: No CRM personnel will transfer to Mozart

We will train on the CRM Partners and Processes

- Transition of Pro Customers from CMDB

- Required Resources (internal and 3rd party)

- Database Management (Do Not Email process, CAN/Spam)

0 weeks
John Carson	Trade Shows

Program training & knowledge transfer

Assumption: Our NSC Trade Show personnel will transfer to Mozart

The Senior Manager, Trade Shows will train on all aspects of budgeting, planning, execution, lead tracking and ROI.

0 weeks
John Carson	Public Relations

Program training & knowledge transfer

Assumption: No PR personnel will transfer to Mozart

We will train on all key facets of our Pro PR program:

- PC Technology Enthusiasts, business press, major newspapers, second-tier newspapers, wire services, online & columnists, TV (via tours), radio, freelancers and contributors.

1 weeks (7 days)
John Carson	Branding	Program training & knowledge transfer Assumption: No Branding personnel will transfer to Mozart No training required.	0 weeks
John Carson	Messaging

Program training & knowledge transfer

Assumption: No Messaging personnel will transfer to Mozart

We will provide training on the creation and usage of our “Whys” messaging, including product/solutions message guides, the Whys PowerPoint presentations (for NDA prior to announcements, and training), and the connection with marketing, PR and all customer and sales communications.

0 weeks

Project Symphony Transition Services Schedules

All Time Periods begin at Closing

John Carson	Product Training

Program training & knowledge transfer

Assumption: our NSC Training team will take primary responsibility for Product Training (no Irvine Product Training personnel will transfer to Mozart)

We will provide training on the process and components of product training (see sales tools below). We will describe our product and solutions training processes and timing.

0 weeks
John Carson	3rd Party Training

Program training & knowledge transfer

Assumption: our NSC Training team will take primary responsibility for 3rd Party Training & Coordination

We will provide an overview of our coordination and management of Intel, Microsoft, Hitachi, Epson and other vendor training.

0 weeks
John Carson	Sales Tools

Program training & knowledge transfer

Assumption: our Irvine Sales Tools & Training team will not transfer to Mozart

We will provide training on all tools, starting with the Symphony Sales tool (how it’s organized, update process and schedule, etc.) and including collateral, and ROI calculators.

1 week (7 days)
John Carson	Skills & Solutions training

Tools training & knowledge transfer

Assumption: our NSC Training team will transfer to Mozart and manage this training

We will train on the Skills Training (prospect qualification, presenting skills, objection handling, negotiating, etc), and on our process of Solutions Training.

0 weeks
John Carson	Market readiness

Program training & knowledge transfer

Assumption: No Market Readiness personnel will transfer to Mozart

We will train on the Market Readiness process we’ve adopted to track all activities that need to occur during the product development process (master process steps, red/yellow/green spec process, tracking and reporting, engagement with development and OEM partners for all dependent components, etc.).

0 weeks
John Carson	Event Marketing	Program training & knowledge transfer We will train on the customer advisory board and EBC processes and programs.	2 weeks (14 days)
John Carson	MDF	Third Party Funding	2 weeks (14 days)